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                                                                    EXHIBIT 21.1

PARENT
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ANDRX CORPORATION, A DELAWARE CORPORATION


SUBSIDIARIES
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3542491 CANADA, INC., A CANADIAN CORPORATION

ANDRX EU LIMITED, A UK COMPANY INCORPORATED

ANDRX PHARMACEUTICALS, LLC, A DELAWARE LLC

ANDRX PHARMACEUTICALS, INC., A FLORIDA CORPORATION

ANDRX PHARMACEUTICALS (MASS), INC., A FLORIDA CORPORATION

ANDRX PHARMACEUTICALS (NC), INC., A FLORIDA CORPORATION

ANDRX PHARMACEUTICALS EQUIPMENT #1, LLC - A FLORIDA LLC, NAME CHANGE FROM ANDRX PHARMACEUTICALS #1, L.C.

ANDRX PHARMACEUTICALS SALES AND MARKETING, INC. A FLORIDA CORPORATION

ANDRX LABORATORIES, INC. - A MISSISSIPPI CORPORATION (FORMERLY CTEX PHARMACEUTICALS, INC.)

ANDRX LABS, LLC, A DELAWARE LLC

ANDRX LABORATORIES (NJ), INC. , A DELAWARE CORPORATION

ANDRX SOUTH CAROLINA I, INC., A SOUTH CAROLINA CORPORATION

ANDA, INC. - A FLORIDA CORPORATION

ANDRX MANAGEMENT CORPORATION - A FLORIDA CORPORATION CHANGED NAME FROM ANDA SALES, INC.

ANDA PHARMACEUTICALS, INC. - A FLORIDA CORPORATION

ANDA PUERTO RICO, INC. - A PUERTO RICO CORPORATION

CARAN PHARMACEUTICALS, INC. - A NEVADA CORPORATION

CYBEAR LLC - A DELAWARE LLC, CONVERTED FROM CYBEAR INC. AND ORIGINALLY INCORPORATED AS 1997 CORP.

RXAPS, INC., A FLORIDA CORPORATION

SR SIX, INC. - A FLORIDA CORPORATION

VALMED PHARMACEUTICAL, INC. - A NEW YORK CORPORATION